SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 31, 2011

SELGA INC.

(Exact name of Registrant as specified in its charter)

Nevada                                                      333-165091                          27-1368734

(State or other jurisdiction                  (Commission File number)            (IRS Employer

of incorporation or organization)                                                             Identification No.)

6021 Yonge Street - Suite 1011

Toronto, Ontario

Canada M2M 3W2

(Address of principal executive offices) (Zip Code )

 (Registrant’s Telephone Number, Including Area Code)      (647) 456-4002

3201 Henderson Mill Rd., #27D, Atlanta ,Georgia 30341

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Stock Purchase Agreement

On March 31, 2011, a Stock Purchase Agreement (the “SPA”) by and among the Registrant’s three sole officer and director Olegs Petusko (“OP”), the Registrant and Warmond Fang (“WF”) was executed and a closing was held under the SPA.

Pursuant to the SPA (i) WF purchased an aggregate of 10,000,000 shares of common stock of the Registrant (80.5% of the outstanding shares) from OP for a purchase price of $400,700.00; (ii) the Registrant disposed of its operating subsidiary by transferring its membership interest to OP;  (iii) WF and Jatinder S. Bhogal were elected directors of the Registrant; (iv) WF was elected President and CEO of the Registrant and Frank J. Hariton was elected secretary of the Registrant; and (v) OP resigned as an officer and director of the Registrant.   WF made the purchase of the shares with his own funds.  The Registrant entered into a six month consulting agreement with Selga Auto LLC, a company owned by OP to assist the Registrant in operating its business for a consulting fee of $300 per automobile sold through the agreement.  The Registrant may cancel this agreement on thirty day’s notice.

Management

Following the closing under the SPA, the officers and directors of the Registrant are as follows:

Name                                      Age                                         Titles

Warmond Fang                       29                                            CEO, President and a Director

Jatinder S. Bhogal                   44                                            Director

Frank J. Hariton                      62                                            Secretary

Warmond Fang. Mr. Fang holds a Bachelors degree (Honours) in Political Science from York University and a Masters Degree (Honours with Distinction) in International Relations from the University of Hong Kong. Mr. Fang has also taken advanced academic studies in Chinese foreign policy, political economy and business law at Peking University.

Since 2001 Mr. Fang has been president and CEO of Armega International Group, a private company that is involved with the hospitality industry. In 2005, Mr. Fang served as Business Development Consultant for Yunnan Daphne Pharmaceuticals where he managed overseas product marketing and development. From 2007 to 2008, Mr. Fang served as President and CEO of Dongguan Armega Education Consulting, providing translation/interpreting services, language training, and education consulting services to government, as well as domestic and foreign private enterprises operating in China.

Jatinder S. Bhogal.  Since December 1993, Mr. Bhogal has worked as an independent business consultant to emerging growth companies. For more than 17 years, Mr. Bhogal has provided early business development guidance and consulting to companies developing healthcare services, medical devices, pharmaceuticals and vaccines, solar-photovoltaics, biofuels, and information technology solutions.  Mr. Bhogal is also a Director of International Energy, Inc.

Frank J. Hariton. Mr. Hariton is an attorney in private practice in New York State.  Mr. Hariton has been Secretary of Petrocorp Inc., an OTCQB listed oil and gas exploration company, since 2007.  Mr. Hariton received his BA (1971) and JD (1974) from Case Western Reserve University.

Neither Mr. Fang nor Mr. Hariton has an employment agreement with the Registrant.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 31, 2011, the stock ownership of (i) each of our named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by us to be a beneficial owner of 5% or more of our common stock.  No person listed below has any option, warrant or other right to acquire additional securities from us, except as may be otherwise noted.  We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them except as stated therein.

Name and Address of                         Amount and Nature of                         Percentage of Class

Beneficial Owner                                Beneficial Ownership

Warmond Fang                                 10,000,000 - Direct                                        80.5%

6021 Yonge Street - Suite 1011

Toronto, Ontario

Canada M2M 3W2

Jatinder S. Bhogal                                         -0-                                                        -0-%

6021 Yonge Street - Suite 1011

Toronto, Ontario

Canada M2M 3W2

Frank J. Hariton                                           -0-                                                        -0- %

1065 Dobbs Ferry Road

White Plains, NY 10607

All officers and directors

as a group (3 persons)                         10,000,000                                                      80.5%

9. FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Business Acquired

  Not Required.

(b)   Pro-Forma Financial Information

  Not Required.

(c)    Exhibits

Exhibit No.      Description

10.1                  Stock Purchase Agreement

10.2                 Consulting Agreement

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Selga Inc.

By:      /s/ Warmond Fang, CEO

Dated:  April 6, 2011